Exhibit 10.3

Execution Version

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”), dated as of March 30, 2013, is made by and between Yucaipa Aggregator Holdings, LLC (the “Investor”), a Delaware limited liability company wholly owned by Yucaipa American Alliance Fund II, L.P. (“YAAF II”) and Yucaipa American Alliance (Parallel) Fund II, L.P. (“YAAF II-Parallel” and together with YAAF II, the “YAAF Funds”), on the one hand, and Morgans Hotel Group Co., a Delaware corporation (the “Company”), on the other hand.

WHEREAS, the Company proposes to distribute, at no charge, (i) to each holder of record of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) as of a record date to be set by the Board of Directors (the “Board”) of the Company (the “Record Date”) transferable rights (the “Common Stock Rights”) and (ii) to each holder of Common Stock Units (as defined below) as of the Record Date transferable warrants (the “Rights Warrants,” and together with the Common Stock Rights, the “Rights”) to subscribe for and purchase a number of shares of Common Stock that, if exercised in full by all such holders, will provide gross proceeds to the Company of $100 million (the “Rights Offering”);

WHEREAS, each holder of a Common Stock Right and each holder of a Rights Warrant will be entitled (the “Basic Subscription Right”) to purchase up to such holder’s pro rata portion of a total of 16,666,666 shares of Common Stock (the “Offered Shares,” which shall be deemed to include for all purposes any Unsubscribed Shares referred to herein and issuable pursuant hereto), which is equal to the quotient of (x) $100 million divided by (y) a subscription price (the “Subscription Price”) equal to $6.00 per share, rounded down to the nearest whole share;

WHEREAS, subject to the terms and conditions of the Rights Offering, each holder of a Right that exercises in full its Basic Subscription Right will be entitled to subscribe for additional shares of Common Stock at the Subscription Price (the “Over-Subscription Privilege”), to the extent that holders of Rights do not subscribe for and purchase all of the Offered Shares available under the Basic Subscription Right;

WHEREAS, in order to facilitate the Rights Offering, the Investor (acting at the request of the special committee of the Board (the “Special Committee”)) and the Company wish to enter into this Agreement, pursuant to which and upon the terms and subject to the conditions set forth herein, to the extent that the Offered Shares are not all subscribed for and purchased in the Rights Offering by holders of Rights prior to the Expiration Time (as defined below), the Company shall sell to the Investor and the Investor shall purchase from the Company upon expiration of the Rights Offering, at the Subscription Price, that number of Offered Shares that are not subscribed for and purchased by holders of Rights upon exercise thereof under the Basic Subscription Right and the Over-Subscription Privilege;

WHEREAS, the Board has approved the Rights Offering; and

WHEREAS, the Special Committee has approved this Agreement and the transactions contemplated hereby, including, without limitation, the sale and purchase of the Common Stock and the entry by the Company and the Investor concurrently herewith into a Registration Rights Agreement in the form attached hereto to as Annex A (the “Registration Rights Agreement”);

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the parties hereto hereby agrees as follows:

1. Rights Offering

(a) On the terms and subject to the conditions set forth herein, the Company shall distribute, at no charge, to (i) the holder of record of each share of Common Stock outstanding as of the close of business on the Record Date (each, a “Common Stock Holder”) one Common Stock Right for each whole share of Common Stock owned by such Common Stock Holder as of the close of business on the Record Date and (ii) the holder of each Common Stock Unit outstanding as of the close of business on the Record Date (each, an “Equity Holder” and together with the Common Stock Holders, the “Eligible Holders”) one Rights Warrant for each Common Stock Unit held by such Equity Holder as of the close of business on the Record Date. Each Right shall entitle the Eligible Holder to purchase, at the Subscription Price per whole share, a number of shares of Common Stock, which is equal to the quotient of (x) the Offered Shares divided by (y) the total of the number of shares of Common Stock plus the number of Common Stock Units outstanding as of the close of business on the Record Date. Fractional shares of Common Stock resulting from the exercise of the Rights shall be eliminated by rounding down to the nearest whole share; provided, however, that if as a result of such rounding, any Eligible Holder is unable to purchase even one Offered Share, such Eligible Holder’s fractional share shall be rounded up so that such Eligible Holder shall have the ability to purchase one Offered Share. No Rights shall be distributed or issued with respect to any Common Stock held in the treasury of the Company. Each Right shall be transferrable separately from the underlying shares of Common Stock or Common Stock Units, as the case may be, on account of which such Right was distributed. For purposes of this Agreement, (a) Eligible Holders and holders to which Rights have been validly transferred are collectively referred to as “Holders,” each individually being a “Holder” and (b) “Common Stock Units” refers to non-managing membership units (other than non-managing membership units underlying long-term incentive plan units) of Morgans Group LLC, the Company’s operating company, issued pursuant to such operating company’s limited liability operating agreement.

(b) The Rights (including under both the Basic Subscription Right and the Over-Subscription Privilege) may be exercised during a period (the “Rights Exercise Period”) commencing on the date of mailing of the Rights Offering Prospectus (as defined below) or Rights Offering Prospectus Supplement (as defined below), as applicable, to Holders (the “Rights Offering Commencement Date”) and ending at 5:00 p.m., New York City Time, on such date as shall be determined by the Special Committee in its sole discretion and set forth in the Rights Offering Prospectus, which date shall be no earlier than the 16th day after the Rights Offering Commencement Date and no later than the 30th day after the Rights Offering Commencement Date (the “Expiration Time”), subject to extension by the Special Committee with the prior written consent of the Investor (which consent shall not be unreasonably withheld, conditioned or delayed), but in no event to a date later than five (5) Business Days prior to the Outside Date (as defined below).

(c) Each Holder that wishes to exercise all or a portion of its Rights under the Basic Subscription Right shall (i) during the Rights Exercise Period return a duly executed document to a subscription agent selected by the Company (the “Subscription Agent”) electing to exercise all or a portion of the Rights held by such Holder and (ii) pay in immediately available funds an amount equal to the full Subscription Price for the number of shares of Common Stock that such Holder elects to purchase pursuant to the instructions set forth in the Rights Offering Registration Statement (as defined below) and related materials not later than the Expiration Time to an escrow account established for the Rights Offering. At the Closing (as defined below), subject to the satisfaction (or permitted waiver) of the conditions to the Rights Offering, the Company shall issue to each Holder that validly exercised its Rights under the Basic Subscription Right the number of Offered Shares to which such Holder is entitled based on such exercise. The obligation of the Company to consummate the Rights Offering shall be subject to the conditions set forth in Section 7(c) (which may not be waived, in whole or in part, by the Company without the prior written consent of the Investor).

(d) Each Holder that exercises in full its Basic Subscription Right shall be entitled under the Over-Subscription Privilege to subscribe for additional shares of Common Stock at the Subscription Price, up to a maximum of 50% of the number of shares that such Holder has exercised its right to purchase pursuant to its Basic Subscription Right, in accordance with the instructions set forth in the Rights Offering Registration Statement and related materials to the extent that other Holders elect not to exercise all of their respective Rights to subscribe for and purchase all of the Offered Shares under the Basic Subscription Right. If the number of Offered Shares remaining after the exercise of Rights under the Basic Subscription Right (the “Remaining Offered Shares”) is not sufficient to satisfy all requests for Offered Shares in accordance with the terms of the Over-Subscription Privilege, the Holders that effectively exercised their Rights under the Over-Subscription Privilege shall be allocated such Remaining Offered Shares pro rata among the Holders exercising the Over-Subscription Privilege in proportion to the number of shares of Common Stock for which such Holders exercised Basic Subscription Rights, relative to the number of shares or Common Stock Units owned as of the close of business on the Record Date by all Holders. If this pro rata allocation results in any Holder receiving a greater number of shares than the Holder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such Holder shall be allocated only that number of shares for which the Holder over-subscribed, and the remaining shares shall be allocated among all other Holders exercising the Over-Subscription Privilege on the same pro rata basis described above who have not then been allocated the full amount of their requests for Offered Shares; provided, it shall be a term of the Rights Offering that no Holder or group of affiliated Holders shall be entitled to exercise its Over-Subscription Privilege to the extent that, after giving effect to such purchase of shares, any such Holder would become the Beneficial Owner (as such term is defined in the Amended and Restated Stockholder Protection Rights Agreement, dated as of October 1, 2009, between the Company and Mellon Investor Services LLC, as amended through the date hereof and including the amendments set forth in the Rights Plan Amendment attached as Exhibit C to the Exchange Agreement (the “Stockholder Protection Rights Agreement”)) of 15.0% or more of the shares of Common Stock that will be outstanding as of the Closing after giving effect to the issuance of all of the Offered Shares. The foregoing proration process shall be repeated until all of the Remaining Offered Shares have been allocated. At the Closing, subject to satisfaction (or permitted waiver) of the conditions to the Rights Offering, the Company shall issue to each Holder that validly exercised its Over-Subscription Privilege the number of Offered Shares to which such Holder is entitled based on such exercise and its full exercise of its Basic Subscription Right.

(e) The terms of the Rights Offering may, but shall not be required to, provide for guaranteed delivery procedures.

(f) The aggregate gross proceeds from the sale of the Offered Shares pursuant to the Rights Offering and the sale of the Unsubscribed Shares (as defined below) to the Investor pursuant hereto shall be used by the Company as described in “Use of Proceeds” in the Rights Offering Prospectus or Rights Offering Prospectus Supplement, and to pay all fees and expenses associated with the Rights Offering and this Agreement.

2. Sale and Purchase of Unsubscribed Shares; Escrow of Payments; Fees and Expenses.

(a) Upon the terms and subject to the conditions set forth in this Agreement, to the extent that all of the Offered Shares are not subscribed for and purchased in the Rights Offering by holders of Rights prior to the Expiration Time (including upon exercise of Rights under the Basic Subscription Right and the Over-Subscription Privilege), (i) the Company shall sell to the Investor and the Investor shall purchase from the Company at the Closing, at the Subscription Price (without any discount), the positive number of Offered Shares, if any, issuable pursuant to Rights which is equal to (A) the Offered Shares minus (B) the number of shares of Common Stock validly subscribed for and purchased under the Basic Subscription Right and the Over-Subscription Privilege, which, for the avoidance of doubt, shall include the number of shares of Common Stock validly subscribed for and purchased upon exercise of the Common Stock Rights and the Rights Warrants (such shares of Common Stock equal to such difference of (A) minus (B), in the aggregate, the “Unsubscribed Shares”).

(b) The Company hereby agrees and undertakes to certify to the Investor in writing as promptly as practicable, and in any event (subject to receipt by the Company of such information from the Subscription Agent) by 5:00 p.m., New York City Time, on the first Business Day after the date of the Expiration Time, by electronic mail or facsimile transmission (i) a true and accurate determination of the aggregate number of Rights validly exercised by Holders under the Basic Subscription Right and the Over-Subscription Privilege pursuant to the Rights Offering as of the Expiration Time and the aggregate Subscription Price therefor, and (ii) a true and accurate determination of the aggregate number of Unsubscribed Shares, if any (such certification, the “Certificate of Offering Results”). “Business Day” has the meaning ascribed to the term “business day” in Rule 14d-1(g) under the Securities Exchange Act of 1934, as amended and in effect on the date hereof (the “Exchange Act”).

(c) The closing of the purchase of the Offered Shares to be purchased in the Rights Offering, and, if applicable, the purchase of the Unsubscribed Shares to be purchased by the Investor hereunder (the “Closing”) shall occur at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 at 1:00 p.m., New York City Time, on the later of the fourth Business Day following the date of the Expiration Time and the date of satisfaction of the conditions set forth in Section 7 (or waiver thereof by the party or parties entitled to waive such conditions), or such other time and date as shall be agreed upon by the Company and the Investor (the “Closing Date”). Subject to satisfaction of the closing conditions for the Rights Offering, the Company shall, prior to the Closing Date, deliver to the Subscription Agent a certificate of acceptance of all valid subscriptions received in the Rights Offering. At the Closing, the Investor shall purchase, and the Company shall sell, only such number of Unsubscribed Shares as are listed in the Certificate of Offering Results, as the Certificate of Offering Results may be amended by mutual agreement of the Company and the Investor prior to the Closing. Delivery of the Unsubscribed Shares shall be made by the Company at the Closing in book-entry form to the account of the Investor against payment by the Investor of the Subscription Price therefor by wire transfer of immediately available funds to the account designated in writing by the Company. At the Closing, the Company shall also deliver to the Investor a certificate, dated as of the Closing Date, of the transfer agent for the Common Stock confirming the issuance to the Investor of the Unsubscribed Shares, if any, and all other documents and certificates required to be delivered to the Investor pursuant to Section 7(a).

(d) All Unsubscribed Shares shall be delivered at the Closing with any and all issue, stamp, transfer, sales and use, or similar taxes or duties payable in connection with such delivery duly paid by the Company.

(e) The Company shall notify, or cause the Subscription Agent to notify, the Investor at least once each week during the Rights Exercise Period and on each Business Day during the five Business Days prior to the date of the Expiration Time (and any extensions thereto), or more frequently if reasonably requested by the Investor, of the aggregate number of Rights known by the Company or the Subscription Agent to have been validly exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be.

(f) The Company shall pay all of its own fees and expenses associated with the Rights Offering, including, without limitation, filing and printing fees, fees and expenses of any subscription and information agents, its counsel and financial advisor and accounting fees and expenses, costs associated with clearing the Offered Shares for sale under applicable state securities laws, and listing fees. The Company shall reimburse the Investor for all reasonable and documented out-of-pocket third-party fees and expenses incurred by the Investor in connection with the negotiation, execution and delivery of this Agreement and any of the transactions or filings contemplated by this Agreement, including all reasonable fees and disbursements of legal counsel to the Investor and any filing fees and other expenses incurred in connection with any filings that are required to be made with respect to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder (the “HSR Act”), subject to a maximum aggregate reimbursement amount of $250,000.

(g) The Investor and the Company hereby agree that it is the intent of all parties that the Investor, by virtue of acting hereunder, shall not be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended and in effect on the date hereof (the “Securities Act”), or deemed to be engaged in broker-dealer activity requiring registration under Section 15 of the Exchange Act, and each of the Investor and the Company shall in the fulfillment of their respective obligations hereunder act in accordance with this mutual understanding.

3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Investor, as set forth below. Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof and as of the Closing Date, after giving effect to the transactions contemplated hereby:

(a) Organization and Qualification. The Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own its properties and conduct its business as currently conducted. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which the nature of its properties or business requires such qualification, except to the extent that the failure to be so qualified or be in good standing has not had and would not reasonably be expected to have a Material Adverse Effect. For the purpose of this Agreement, “Material Adverse Effect” means any circumstance, event, change or development that, individually or in the aggregate, would have or reasonably be expected to have or result in (i) any material adverse effect on the business, condition (financial or otherwise), assets, liabilities, properties, operations or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) any prohibition or material adverse effect on the ability of the Company, subject to the approvals and other authorizations set forth in Section 3(f), to consummate any of the transactions contemplated by this Agreement, provided, however, that any effect caused by or resulting from the following shall not constitute, or be taken into account in determining whether there has been, or will be, a Material Adverse Effect on or with respect to the Company or its Subsidiaries: (I) general changes or developments in the industry in which the Company and its Subsidiaries operate, (II) political instability, acts of terrorism or war, (III) any change affecting the United States economy generally or the economy of any region in which the Company or any of its Subsidiaries conducts business that is material to the business of the Company and its Subsidiaries, (IV) any change in the price or trading volume of the Company’s outstanding securities (it being understood that the facts or occurrences giving rise to or contributing to such change in stock price or trading volume may be deemed to constitute, or be taken into account in determining whether there has been, or will be, a Material Adverse Effect), (V) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, or revenue or earnings predictions for any period ending on or after the date of this

Agreement (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been, or will be, a Material Adverse Effect), (VI) the announcement of the execution of this Agreement or the Exchange Agreement, dated as of the date hereof, among the Company, the Investor and the YAAF Funds (the “Exchange Agreement”), or the pendency of the consummation of the Rights Offering, or the performance of this Agreement, the Exchange Agreement and the transactions contemplated hereby or thereby, including compliance with the covenants set forth herein or therein, (VII) any litigation commenced by any stockholder of the Company or Jason Kalisman relating to or arising out of the Rights Offering, this Agreement, the Exchange Agreement or the transactions contemplated hereby and thereby or (VIII) any change in any applicable law, rule or regulation or United States generally accepted accounting principles (“GAAP”) or interpretation thereof after the date hereof, unless and to the extent, in the case of clauses (I), (II), (III) and (VIII) above, such effect has had or would reasonably be expected to have a disproportionate adverse effect on the business, condition (financial or otherwise), assets, liabilities, properties, operations or results of operations of the Company and its Subsidiaries, taken as a whole, relative to other affected persons. For the purposes of this Agreement, a “Subsidiary” of any person means, with respect to such person, any corporation, limited liability company, partnership, joint venture or other legal entity, the accounts of which would be consolidated with and into such person’s consolidated financial statements if such financial statement were prepared in accordance with GAAP.

(b) Corporate Power and Authority. The Company has the requisite corporate power and authority to enter into, execute, and deliver this Agreement, the Registration Rights Agreement and each other agreement, document, and instrument to which it will be a party or which it will execute and deliver in connection with the transactions contemplated by this Agreement (this Agreement, the Registration Rights Agreement and such other agreements (excluding the Exchange Agreement), documents, and instruments delivered pursuant to the terms hereof, collectively, the “Transaction Agreements”) and to perform its obligations hereunder and thereunder, including the issuance of the Rights and the Offered Shares (including the Unsubscribed Shares). The Company has taken all necessary corporate action required for the due authorization of the Transaction Agreements, including the issuance of the Rights and the Offered Shares.

(c) Execution and Delivery; Enforceability. This Agreement is and each other Transaction Agreement will be, at or prior to the Closing, duly and validly executed and delivered by the Company, and this Agreement constitutes and each such other Transaction Agreement constitutes, or, when executed and delivered, will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights generally, or by general principles of equity.

(d) Capitalization; Issuance. As of March 22, 2013, the authorized capital of the Company consists of 200,000,000 shares of Common Stock, of which 32,347,464 shares are issued and outstanding and (i) 1,424,740 shares are reserved for issuance upon exercise of outstanding options, (ii) 2,663,181 shares are reserved for issuance upon vesting or conversion of outstanding restricted stock units and long-term incentive plan units underlying non-managing membership units of Morgans Group LLC, (iii) 954,065 shares are reserved for issuance upon conversion of outstanding Common Stock Units, (iv) 7,858,755 shares are reserved for issuance upon conversion of outstanding convertible notes, (v) 12,500,000 shares are reserved for issuance upon exercise of outstanding warrants, and (vi) an indeterminate number of shares of Common Stock may become issuable, subject to future stockholder approval of the additional shares available for such issuance, under the Company’s Outperformance Award Program if certain performance objectives set forth therein are achieved, as described in publicly filed award agreements and in accordance with the terms thereof. Any shares of Common Stock (A) issued after December 31, 2012 and outstanding as of the date hereof were issued solely pursuant to obligations referred to in any of clauses (i) through (v) of the preceding sentence and (B) to be issued after the date hereof and outstanding as of the Closing will consist only of the Offered Shares and shares issued pursuant to obligations referred to in any of clauses (i) through (v) of the preceding sentence. The issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive or similar rights. The distribution of the Rights and the issuance of the Offered Shares have been duly and validly authorized and when such Offered Shares are issued and delivered against payment therefor as contemplated by the terms and conditions of the Rights Offering or this Agreement, as the case may be, will be duly authorized, validly issued and delivered and fully paid and nonassessable, free and clear of all taxes, liens, preemptive rights, rights of first refusal, subscription and similar rights. Upon the distribution by the Company of the Rights, the Rights will be duly and validly issued, free and clear of all taxes, liens, preemptive rights, rights of first refusal and similar rights, and enforceable in accordance with their terms, and holders of the Rights will be entitled to the rights described in the Rights certificates.

(e) No Conflict. Each of the distribution of the Rights, the sale, issuance and delivery of the Offered Shares upon exercise of the Rights, the issuance and delivery of the Unsubscribed Shares in accordance with the terms hereof, the consummation of the Rights Offering by the Company, and the execution and delivery by the Company of the Transaction Agreements and performance of and compliance with all of the provisions hereof and thereof by the Company and the consummation of the transactions contemplated herein and therein, following amendment of the Stockholder Protection Rights Agreement pursuant to the Rights Plan Amendment attached as Exhibit C to the Exchange Agreement, (i) except as described on Schedule A attached hereto, will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result in the acceleration of, or the creation of any lien under, or result in any “change of control” or, cause any related trigger or acceleration of rights under, any indenture, mortgage, deed of trust, loan agreement, or other agreement, plan or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any of the organizational or governance documents of its Subsidiaries, and (iii) will not result in any violation of, or any termination or impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, law, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except in any such case described in subclauses (i) and (iii) for any conflict, breach, violation, default, acceleration, lien, termination or impairment which would not reasonably be expected to have a Material Adverse Effect.

(f) Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any third party or any court or other legislative, executive or judicial governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties is required for the distribution of the Rights, the sale, issuance and delivery of the Offered Shares upon exercise of the Rights, the issuance and delivery of the Unsubscribed Shares in accordance with the terms hereof, the consummation of the Rights Offering by the Company, and the execution and delivery by the Company of the Transaction Agreements and performance of and compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except (i) the registration under the Securities Act of the issuance of the Rights and the Offered Shares pursuant to the exercise of Rights, (ii) such consents, approvals, authorizations, registrations or qualifications (y) as may be required under state securities or “blue sky” laws in connection with the purchase of the Unsubscribed Shares by the Investor, or the distribution of the Rights and the sale of the Offered Shares to Holders, or (z) pursuant to the rules of The Nasdaq Stock Market LLC (the “Nasdaq Stock Market”) and (iii) to the extent applicable, any filings with respect to, and the expiration or early termination of the waiting period under the HSR Act, relating to the acquisition of the Unsubscribed Shares as contemplated hereunder.

(g) Rights Offering Registration Statement and Rights Offering Prospectus. The Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act, and the rules and regulations promulgated thereunder, a registration statement (No. 333-167867) on Form S-3, relating to certain securities to be issued from time to time by the Company, including without limitation, Common Stock and rights to purchase Common Stock. The Company proposes to file with the Commission pursuant to Rule 424 of the regulations promulgated under the Securities Act a prospectus supplement specifically relating to the Offered Shares (including, without limitation, the Unsubscribed Shares). Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430B of the regulations promulgated under the Securities Act to be part of the registration statement at the time of its effectiveness, is referred to herein as the “Rights Offering Registration Statement.” The term “Base Prospectus” means the prospectus dated July 23, 2010 included in the Registration Statement, including all information incorporated by reference therein. The term “Rights Offering Prospectus Supplement” means the prospectus supplement specifically relating to the Offered Shares (including, without limitation, the Unsubscribed Shares) in the form first filed with the Commission pursuant to Rule 424 of the regulations promulgated under the Securities Act, after the date and time that this Agreement is executed and delivered by the parties hereto, including all information incorporated by reference therein. The term “Rights Offering Prospectus” means the Base Prospectus together with the Rights Offering Prospectus Supplement. The term “Preliminary Rights Offering Prospectus” means any preliminary form of the prospectus in the form filed with the Commission pursuant to Rule 424 of the regulations promulgated under the Securities Act. Any reference in this Agreement to the Rights Offering Registration Statement, any Rights Offering Preliminary Prospectus or the Rights Offering Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Rights Offering Registration Statement or the date of such Preliminary Rights Offering Prospectus or the Rights Offering Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Rights Offering Registration Statement, any Preliminary Rights Offering Prospectus or the Rights Offering Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Rights Offering Registration Statement and the Rights Offering Prospectus. The term “Investment Decision Package” means the Rights Offering Prospectus, together with any Issuer Free Writing Prospectus used by the Company to offer the Offered Shares to Holders pursuant to the Rights Offering. The term “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 of the rules promulgated under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the Rights Offering. The term “Securities Act Effective Date” means the date and time as of which the Rights Offering Registration Statement, or the most recent post-effective amendment thereto, was declared effective by the Commission. The Rights Offering Registration Statement and the Investment Decision Package, and all of the documents incorporated by reference therein, at the time they become effective and at the Closing Date and Rights Offering Closing Date, as applicable, (i) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading and (ii) will comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act.

(h) SEC Reports. The Company has filed all SEC Reports since December 31, 2010. Such SEC Reports, including, without limitation, all financial statements and schedules included therein, at the time filed, or in the case of any of the SEC Reports amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or superseded filing, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act. “SEC Reports” means all reports, forms, statements and other documents (and all amendments and supplements thereto) required to be filed by the Company with the Commission pursuant to the Securities Act and the Exchange Act.

(i) Nasdaq Stock Market Compliance. The Company is not in violation of any of the rules or policies of the Nasdaq Stock Market, including the applicable listing requirements of the Nasdaq Stock Market, in any material respects.

(j) Interim Events. Since December 31, 2012, except as set forth in the SEC Reports filed prior to the date of this Agreement or as otherwise disclosed to the Board at a duly called meeting of the Board held prior to the date of this Agreement, there have not been any events, changes or occurrences that have had or would reasonably be expected to have a Material Adverse Effect.

(k) No Broker’s Fee. Except as disclosed in writing by the Company to the Investor on or before the date hereof, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the Rights Offering and the issuance of the Offered Shares contemplated hereby.

(l) Absence of Agreements. Except as provided in this Agreement, there are no agreements, understandings or arrangements between the Company and any person relating to the Rights Offering or the purchase of any Offered Shares, it being agreed that the foregoing shall not be deemed to restrict the Company, following written notice to the Investor of the terms thereof and identifying the applicable Holder, from entering into agreements, understandings or arrangements with any existing Holder of its Common Stock whereby such Holder agrees to exercise, in full or in part, its Basic Subscription Right or Over-Subscription Privilege.

(m) DGCL Section 203. The Board has taken all action necessary or appropriate under Section 203 of the General Corporation Law of the State of Delaware to approve the acquisition by Investor of the Unsubscribed Shares pursuant to this Agreement so that such Section 203 shall not apply to such transactions.

4. Representations and Warranties of the Investor. The Investor represents and warrants and agrees with the Company as set forth below. Each such representation, warranty and agreement is made as of the date hereof and as of the Closing Date.

(a) Formation. The Investor has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation.

(b) Power and Authority. The Investor has the requisite limited liability company power and authority to enter into, execute and deliver this Agreement and the other Transaction Agreements and to perform its obligations hereunder and thereunder and has taken all necessary limited liability company action required for the due authorization of the Transaction Agreements.

(c) Execution and Delivery. This Agreement is and each other Transaction Agreement will be, at or prior to the Closing, duly and validly executed and delivered by the Investor and constitutes, or, when executed and delivered, will constitute, a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights generally, and subject to principles of equity and public policy.

(d) No Registration. The Investor understands that the Unsubscribed Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Investor’s investment intent with respect to its purchase of the Unsubscribed Shares and the accuracy of representations and warranties and compliance with covenants as expressed herein or otherwise made pursuant hereto.

(e) Investment Intent. The Investor is acquiring its portion of the Unsubscribed Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with the Securities Act, the rules and regulations promulgated thereunder, and any applicable state securities or “blue sky” laws, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing such Unsubscribed Shares, except in compliance with the Securities Act, the rules and regulations promulgated thereunder, and any applicable state securities or “blue sky” laws.

(f) Securities Laws Compliance. The Unsubscribed Shares will not be offered for sale, sold or otherwise transferred by the Investor except pursuant to a registration statement or in a transaction exempt from, or not subject to, registration under the Securities Act and any applicable state securities or “blue sky” laws.

(g) Sophistication. The Investor is an “accredited investor” within the meaning of Rule 501(a) of the regulations promulgated under the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Unsubscribed Shares being acquired hereunder. The Investor understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding its portion of the Unsubscribed Shares for an indefinite period of time). Without derogating from or limiting in any manner whatsoever the representations and warranties of the Company, the Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the information contained herein. Notwithstanding the foregoing, nothing contained herein shall operate to modify or limit in any respect the representations and warranties of the Company or to relieve it from any obligations to the Investor for breach thereof or the making of misleading statements or the omission of material facts in connection with the transactions contemplated herein.

(h) Legended Securities. The Investor understands and acknowledges that, upon the original issuance thereof and until such time as the same is no longer required under any applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or applicable state securities laws, the Company and its transfer agent shall make such notation in the stock book and transfer records of the Company as may be necessary to record that the Unsubscribed Shares have not been registered under the Securities Act and that the Unsubscribed Shares may not be resold without registration under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements thereof.

(i) No Conflict. The purchase of its portion of the Unsubscribed Shares by the Investor, the execution and delivery by the Investor of each of the Transaction Agreements to which it is a party and the performance of and compliance with all of the provisions hereof and thereof by the Investor, and the consummation by the Investor of the transactions contemplated herein and therein (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Investor is a party or by which the Investor is bound, (ii) will not result in any violation of the provisions of the certificate of formation, limited liability company operating agreement, or similar governance documents of the Investor, and (iii) will not result in any material violation of, or any termination or material impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Investor, except in any such case described in subclauses (i) and (iii) for any conflict, breach, violation, default, acceleration or lien which would not reasonably be expected, individually or in the aggregate, to prohibit or materially and adversely affect the ability of the Investor, subject to the filings and other matters referred to in clause (i) of Section 4(j), to perform its obligations under this Agreement.

(j) Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any court or other legislative, executive or judicial governmental agency or body having jurisdiction over the Investor is required to be obtained or made by the Investor for the purchase of its portion of the Unsubscribed Shares in accordance with the terms hereof and the execution and delivery by the Investor of this Agreement or the other Transaction Agreements to which it is a party and performance of and compliance by the Investor with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except (i) to the extent applicable, any filings with respect to, and the expiration or early termination of the waiting period under, the HSR Act relating to the acquisition of the Unsubscribed Shares as contemplated hereunder, and (ii) any consent, approval, authorization, order, registration or qualification which, if not made or obtained, would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely affect the Investor’s performance of its obligations under this Agreement.

(k) Information Furnished. Information relating to the Investor furnished to the Company in writing by the Investor expressly for use in the Rights Offering Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

5. Additional Covenants of the Company. Without derogating from the obligations of the Company set forth elsewhere in this Agreement, the Company agrees with the Investor as set forth below.

(a) Registration Statement.

(i) As promptly as reasonably practicable following the date of this Agreement and the Record Date, the Company shall prepare and file the Rights Offering Prospectus or Rights Offering Prospectus Supplement, as applicable.

(ii) The Rights Offering Prospectus or Rights Offering Prospectus Supplement filed with the Commission shall be consistent in all material respects with the last forms of such documents provided to the Investor and its counsel to review prior to the filing thereof. The Company shall: (x) provide the Investor with a reasonable opportunity to review any Rights Offering Prospectus or Rights Offering Prospectus Supplement that is filed or amended on or after the date hereof prior to its filing with the Commission and shall duly consider in good faith any comments of the Investor and its counsel; (y) advise the Investor promptly of the time when any Rights Offering Prospectus or Rights Offering Prospectus Supplement has been filed and shall furnish the Investor with copies thereof; and (z) advise the Investor promptly after it receives notice of any comments or inquiries by the Commission (and furnish the Investor with copies of any correspondence related thereto), of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Rights Offering Prospectus or Rights Offering Prospectus Supplement, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for amending or supplementing any Rights Offering Prospectus or Rights Offering Prospectus Supplement or for additional information, and in each such case, provide the Investor with a reasonable opportunity to review any such comments, inquiries, request or other communication from the Commission and to review any responses thereto and any amendment or supplement to any Rights Offering Prospectus or Rights Offering Prospectus Supplement before any filing thereof with the Commission, and to duly consider in good faith and cooperate with the Investor in a reasonable manner to incorporate any comments of the Investor and its counsel and in the event of the issuance of any stop order or of any order preventing or suspending the use of any Rights Offering Prospectus or Rights Offering Prospectus Supplement or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

(iii) The Company shall take all action as may be necessary and appropriate so that the Rights Offering and the issuance and sale of the Unsubscribed Shares, and the other transactions contemplated by this Agreement, are effected in accordance with the applicable provisions of the Securities Act, the Exchange Act, the rules and regulations promulgated under the Securities Act and the Exchange Act, any state or foreign securities or “blue sky” laws, and the rules of the Nasdaq Stock Market.

(iv) If during the Rights Exercise Period, any event occurs as a result of which the Investment Decision Package, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Investment Decision Package to comply with applicable law, the Company shall promptly notify the Investor of any such event and prepare an amendment or supplement to the Investor Decision Package that is reasonably acceptable in form and substance to the Investor that will correct such statement or omission or effect such compliance.

(b) Listing. The Company shall use its reasonable best efforts to list and maintain the listing of the Common Stock, including the Offered Shares and the Unsubscribed Shares, on the Nasdaq Stock Market. For the avoidance of doubt, the Company undertakes no obligation to list the Rights on the Nasdaq Stock Market or any other securities exchange.

(c) No Stabilization. The Company shall not take, directly or indirectly, any action designed to or that would or would reasonably be expected to cause or result in any stabilization or manipulation of the price of the shares of Common Stock in violation of Regulation M under the Exchange Act.

(d) Ordinary Course of Business; Actions Regarding Conditions. During the period from the date of this Agreement to the Closing Date, the Company for itself and on behalf of its Subsidiaries agrees to use its commercially reasonable efforts to preserve substantially intact their business organizations and goodwill, to keep available the services of those of their present officers and employees who are integral to the operation of their businesses as presently conducted; and the Company shall not take any action or omit to take any action that would or would reasonably be expected to result in the Company’s failure to satisfy the conditions to the Agreement set forth in Section 7.

(e) Commercially Reasonable Efforts. The Company shall use its commercially reasonable efforts (and shall cause its Subsidiaries to use their respective reasonable efforts) to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its or their part under this Agreement and applicable laws to cooperate with the Investor and to consummate and make effective the transactions contemplated by this Agreement, including using commercially reasonable efforts to:

(i) prepare and file as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or governmental entity;

(ii) defend any lawsuits or other actions or proceedings, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

(iii) execute, deliver and file, as applicable, any additional ancillary instruments, documents, or agreements necessary to consummate the transactions contemplated by this Agreement, the Registration Rights Agreement and the other Transaction Agreements and to fully carry out the purposes of this Agreement, the Registration Rights Agreement and the transactions contemplated hereby and thereby.

(f) Public Disclosure. The Company shall prepare and timely file a copy of this Agreement with the Commission in accordance with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company shall not, nor shall it permit any of its affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement, without the prior consent (which consent shall not be unreasonably withheld, conditioned or delayed) of the Investor; provided, that the Company may, without any prior consent of the Investor (but after prior consultation with the Investor to the extent reasonably practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by applicable laws or by the rules of the Nasdaq Stock Market

(g) Management Rights Agreements. The Company and the Investor acknowledge and agree that those certain Management Rights Agreements, dated as of October 15, 2009, by and among the Company and each of the YAAF Funds shall continue in full force and effect following the Closing for so long as the Investor (or any affiliate thereof or any YAAF Fund) holds any shares of Common Stock.

6. Additional Covenants of the Investor. The Investor agrees with the Company as follows:

(a) Information. The Investor shall provide the Company with such information as the Company reasonably requests regarding the Investor for inclusion in the Rights Offering Registration Statement.

(b) Commercially Reasonable Efforts. The Investor shall use its commercially reasonable efforts to take all actions, and do all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable laws to cooperate with the Company and to consummate and make effective the transactions contemplated by this Agreement, including executing, delivering and filing, as applicable, any additional ancillary instruments or agreements necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby, including using commercially reasonable efforts to:

(i) prepare and file as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained by Investor from any third party or governmental entity;

(ii) defend any lawsuits or other actions or proceedings to which the Investor has been named a party, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

(iii) execute, deliver and file, as applicable, any additional ancillary instruments, documents, or agreements necessary to consummate the transactions contemplated by this Agreement and the other Transaction Agreements and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby.

(c) No Stabilization. In connection with the Rights Offering, the Investor shall not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the shares of Common Stock in violation of Regulation M under the Exchange Act.

(d) Public Disclosure. The Investor shall not, nor shall the Investor permit any of its affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement, without the prior consent (which consent shall not be unreasonably withheld, conditioned or delayed) of the Company; provided, that the Investor may, without any prior consent of the Company (but after prior consultation with the Company to the extent reasonably practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by applicable laws or that the Investor determines is necessary in order to file, update or amend any Schedule 13D (or any amendment thereto) filed with the Commission by the Investor or any affiliate thereof.

7. Conditions to the Obligations of the Parties.

(a) Conditions to the Investor’s Obligations under this Agreement. The obligations of the Investor hereunder to purchase the Unsubscribed Shares from the Company and to consummate the other transactions contemplated hereby shall be subject to the satisfaction prior to the Closing of each of the following conditions (which may be waived in whole or in part by the Investor in its sole discretion):

(i) Registration Statement Effectiveness. The Rights Offering Registration Statement shall continue to be effective and no stop order shall have been entered by the Commission with respect thereto.

(ii) Rights Offering. The Rights Offering shall have been conducted in all material respects in accordance with this Agreement and shall have been consummated without the waiver of any condition thereto; provided, however that in the event the Company determines not to distribute Rights Warrants to the holders of Common Stock Units (and no other consideration or adjustment is given or made with respect to the Common Stock Units), such determination shall not be deemed a failure by the Company to satisfy the provisions of this Section 7(a)(ii) so long as the total number of Offered Shares, the Subscription Price and all other terms of the Rights Offering remain unchanged.

(iii) Consents. All material governmental and third-party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement shall have been made or received.

(iv) No Legal Impediment to Issuance. No action shall have been taken, no statute, rule, regulation, or order shall have been enacted, adopted, or issued by any federal, state, or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that, in each case, prohibits the implementation of the Rights Offering, the issuance and sale of the Unsubscribed Shares to the Investor, or the consummation of the transactions contemplated by this Agreement or materially impairs the benefit of implementation thereof, and no action or proceeding by or before any federal, state, or foreign governmental or regulatory authority shall be pending or threatened wherein an adverse judgment, decree, or order would be reasonably likely to result in the prohibition of or material impairment of the benefits of the implementation of the Rights Offering, the issuance and sale of the Unsubscribed Shares to the Investor, or the consummation of the transactions contemplated by this Agreement.

(v) Representations and Warranties. The representations and warranties of Company contained in this Agreement shall be true and correct (disregarding all qualifications and exceptions contained therein relating to materiality, Material Adverse Effect or similar qualifications) as of the date hereof and as of the Closing Date, after giving effect to the transactions contemplated hereby with the same effect as if made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct has not had, and would not reasonably be expected to have, a Material Adverse Effect, other than with respect to the representations and warranties in Sections 3(a) (first sentence only) through 3(d), which shall be true and correct in all respects. In determining whether there has been any Material Adverse Effect for purposes of this Section 7(a)(v), the parties shall disregard (i) any adverse effect on the Delano South Beach Hotel in Miami, MB/CG Las Vegas LLC, MB/RS Las Vegas LLC, or TLG Acquisition LLC or its subsidiaries and (ii) any events, changes, circumstances or occurrences described in Schedule B attached hereto or in Item 74 under “TLG or its subsidiaries” and Item 22 under “The Company or its subsidiaries” of Section 3.4 of the Disclosure Schedule to the Exchange Agreement.

(vi) Covenants. The Company shall have performed and complied in all material respects with all of its covenants and agreements contained in this Agreement and in any other Transaction Agreement required to be performed or complied with at or prior to the Closing.

(vii) Nasdaq Stock Market. The Offered Shares, including the Unsubscribed Shares, shall have been approved for listing on the Nasdaq Stock Market, subject to official notice of issuance. As of the Closing, trading in the shares of Common Stock shall not have been suspended by the Commission or the Nasdaq Stock Market or trading in securities generally on the Nasdaq Stock Market shall not have been suspended or limited or minimum prices shall not have been established on the Nasdaq Stock Market.

(viii) HSR. If any filings are required to be made with respect to the HSR Act relating to the acquisition of the Unsubscribed Shares as contemplated hereunder, such filings shall have been made and the applicable waiting period under the HSR Act shall have expired or been terminated thereunder with respect thereto.

(ix) No MAE. Subsequent to the execution and delivery of this Agreement, there shall not have been any Material Adverse Effect; provided, however, that in determining whether there has been any Material Adverse Effect for purposes of this Section 7(a)(ix), the parties shall disregard (i) any adverse effect on the Delano South Beach Hotel in Miami, MB/CG Las Vegas LLC, MB/RS Las Vegas LLC, or TLG Acquisition LLC or its subsidiaries and (ii) any events, changes, circumstances or occurrences described in Schedule B attached hereto.

(x) No Pill Trigger Event. No event or circumstance shall have occurred that gives any Holder or other person the right to purchase any securities of the Company pursuant to, or shall otherwise trigger any comparable provisions under, the Stockholder Protection Rights Agreement.

(xi) Certificate. The Company shall have delivered to the Investor a certificate, dated the Closing Date and signed by a duly authorized officer of the Company, to the effect that the conditions set forth in Sections 7(a)(v), 7(a)(vi), 7(a)(ix) and 7(a)(x) have been satisfied.

(xii) Exchange Agreement and Delano Purchase Agreement. Each of the Exchange Agreement and the Delano Purchase Agreement (as defined in the Exchange Agreement) shall not have been terminated in accordance with its terms, all of the conditions to closing set forth in each of the Exchange Agreement and the Delano Purchase Agreement shall have been satisfied in accordance with the terms thereof and the transactions contemplated by the Exchange Agreement and the Delano Purchase Agreement shall be consummated concurrently with the transactions contemplated hereby.

(b) Conditions to the Company’s Obligations under this Agreement. The obligations of the Company hereunder to sell the Unsubscribed Shares to the Investor and to consummate the other transactions contemplated hereby shall be subject to the satisfaction prior to the Closing of each of the following conditions (which may be waived in whole or in part by the Company in its sole discretion):

(i) Consents. All material governmental and third-party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement shall have been made or received.

(ii) No Legal Impediment to Issuance. No action shall have been taken, no statute, rule, regulation, or order shall have been enacted, adopted, or issued by any federal, state, or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that, in each case, prohibits the implementation of the Rights Offering, the issuance and sale of the Unsubscribed Shares to the Investor, or the consummation of the transactions contemplated by this Agreement or materially impairs the benefit of implementation thereof, and no action or proceeding by or before any federal, state, or foreign governmental or regulatory authority shall be pending or threatened wherein an adverse judgment, decree, or order would be reasonably likely to result in the prohibition of or material impairment of the benefits of the implementation of the Rights Offering, the issuance and sale of the Unsubscribed Shares to the Investor, or the consummation of the transactions contemplated by this Agreement.

(iii) Representations and Warranties. The representations and warranties of the Investor (including any Investor Assignee) contained in this Agreement shall be true and correct (disregarding all qualifications and exceptions contained therein relating to materiality on the Investor’s performance of its obligations or similar qualifications) as of the date hereof and as of the Closing Date with the same effect as if made on the Closing Date (except for the representations and warranties made as of a specified date, which shall be true and correct only as such specified date), except where the failure to be so true and correct has not prohibited or materially and adversely affected, and would not reasonably be expected to prohibit, or materially and adversely affect, the Investor’s performance of its obligations under this Agreement, other than with respect to the Investor’s representations and warranties in all Sections other than Sections 4(a) through 4(c), which shall be true and correct in all respects.

(iv) Covenants. The Investor shall have performed and complied in all material respects with all of its covenants and agreements contained in this Agreement and in any other Transaction Agreement required to be performed or complied with at or prior to the Closing.

(v) Certificate. The Investor shall have delivered to the Company a certificate, dated the Closing Date and signed by a duly authorized representative of the Investor, to the effect that the conditions set forth in Sections 7(b)(iii) and 7(b)(iv) have been satisfied.

(vi) Rights Offering. The Rights Offering shall have been consummated in all material respects in accordance with this Agreement.

(vii) Exchange Agreement and Delano Purchase Agreement. Each of the Exchange Agreement and the Delano Purchase Agreement shall not have been terminated in accordance with its terms, all of the conditions to closing set forth in each of the Exchange Agreement and the Delano Purchase Agreement shall have been satisfied in accordance with the terms thereof and the transactions contemplated by the Exchange Agreement and the Delano Purchase Agreement shall be consummated concurrently with the transactions contemplated hereby.

(c) Conditions to the Company’s Obligations to Complete the Rights Offering. The obligation of the Company to consummate the Rights Offering shall be subject to the satisfaction prior to the Closing of each of the following conditions (which may not be waived, in whole or in part, without the prior written consent of the Investor):

(i) Consents. All material governmental and third-party notifications, filings, consents, waivers and approvals required for the consummation of the Rights Offering shall have been made or received.

(ii) No Legal Impediment to Issuance. No action shall have been taken, no statute, rule, regulation, or order shall have been enacted, adopted, or issued by any federal, state, or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that, in each case, prohibits the implementation of the Rights Offering and the issuance and sale of the Offered Shares or materially impairs the benefit of implementation thereof, and no action or proceeding by or before any federal, state, or foreign governmental or regulatory authority shall be pending or threatened wherein an adverse judgment, decree, or order would be reasonably likely to result in the prohibition of or material impairment of the benefits of the implementation of the Rights Offering and the issuance and sale of the Offered Shares.

(iii) Registration Statement Effectiveness. The Rights Offering Registration Statement shall continue to be effective and no stop order shall have been entered by the Commission with respect thereto.

(iv) Conditions under this Agreement. All conditions set forth in Sections 7(a) and 7(b) (other than the conditions set forth in Sections 7(a)(ii) and 7(b)(vi)) shall have been satisfied (or waived, to the extent permitted thereby).

8. Indemnification and Contribution.

(a) Whether or not the Rights Offering or the transactions contemplated hereby are consummated or this Agreement is terminated, the Company (in such capacity, the “Indemnifying Party”) shall indemnify, defend and hold harmless the Investor, its Affiliates (as defined in Rule 12b-2 under the Exchange Act) (other than the Company), and its and their respective officers, directors, members, partners, managers, employees, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, suits, proceedings, damages, liabilities, settlement payments, awards, judgments, fines, obligations, deficiencies of any kind, costs, and reasonable expenses (collectively, “Losses”), joint or several, that any Indemnified Party may incur, suffer or to which any Indemnified Person may become subject resulting from or arising out of or in connection with (x) the inaccuracy or breach of any representation or warranty made by the Company in this Agreement or as a result of or in connection with any breach or failure by the Company to perform any of its covenants or agreements contained in this Agreement, and/or (y) any claim, challenge, litigation, investigation or proceeding instituted by a third party (“Proceedings”) with respect to the Rights Offering, this Agreement or the other Transaction Documents, the Rights Offering Registration Statement, any Preliminary Rights Offering Prospectus, the

Rights Offering Prospectus, any Issuer Free Writing Prospectus, the Investment Decision Package, any amendment or supplement thereto or omission therefrom, or the transactions contemplated by any of the foregoing, and shall reimburse the Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses incurred in connection with investigating, responding to or defending any of the foregoing; provided that the foregoing indemnification shall not apply to Losses solely to the extent that they directly resulted from (i) any breach by the Indemnified Person of this Agreement, (ii) gross negligence or willful misconduct on the part of the Indemnified Person, or (iii) untrue statements or omissions in the Rights Offering Registration Statement, any Preliminary Rights Offering Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto made in reliance upon or in conformity with written information relating to the Indemnified Person furnished to the Company in writing by or on behalf of the Indemnified Person expressly for use in the Rights Offering Registration Statement, any Preliminary Rights Offering Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto. If for any reason the foregoing indemnification is unavailable to any Indemnified Person (except as set forth in the proviso to the immediately preceding section) or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Person on the other hand but also the relative fault of the Indemnifying Party on the one hand and the Indemnified Person on the other hand as well as any relevant equitable considerations. The indemnity, reimbursement and contribution obligations of the Indemnifying Party under this Section 8 shall be in addition to any liability that the Indemnifying Party may otherwise have to an Indemnified Person and shall bind and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnifying Party and any Indemnified Person. For purposes of Section 8(a)(x), in determining whether there has been any inaccuracy or breach of a representation or warranty, the parties hereto shall disregard in their entirety and giving no effect to any “materiality,” “Material Adverse Effect,” or similar qualifications to the same extent as such terms are disregarded pursuant to Sections 7(a)(v) and 7(b)(iii).

(b) Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings with respect to which the Indemnified Person may be entitled to indemnification hereunder, such Indemnified Person shall, if a claim is to be made hereunder against the Indemnifying Party, in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that (i) the omission so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been prejudiced by such failure and then only to the extent of such prejudice, and (ii) the omission so to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Person otherwise than on account of this Section 8. In case any such Proceedings are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof; provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel (including one local counsel per jurisdiction) at the Indemnifying Party’s expense, to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel (including one local counsel per jurisdiction) in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence, (ii) the Indemnifying Party shall not have employed counsel to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings, or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

(c) The Indemnifying Party shall not be liable for any settlement or compromise of, or consent to the entry of any judgment with respect to, any Proceedings effected without its written consent (which consent shall not be unreasonably withheld, delayed or conditioned). If any settlement or compromise of, or consent to the entry of any judgment with respect to, any Proceeding is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Proceedings, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment in accordance with, and subject to the limitations of, the provisions of this Section 8. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Proceedings in respect of which indemnity has been sought hereunder by such Indemnified Person unless (i) such settlement, compromise or judgment includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Proceedings and (ii) such settlement, compromise or judgment does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person, or any obligation of or restriction on any Indemnified Person.

9. Survival of Representations and Warranties. The representations and warranties made by the Company in Article 3 and the representations and warranties made by the Investor in Article 4 shall survive the execution and delivery of this Agreement and the Closing until the eighteen month anniversary of the Closing Date (or until final resolution of any claim or actions arising from the breach of any such representation and warranty, if written notice of such breach (including, in reasonable detail, the basis for the claimed breach) was provided prior to the end of such survival period), and the covenants of the parties herein shall survive in accordance with their specific terms.

10. Termination.

(a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(i) by mutual written consent of the Company and the Investor;

(ii) by either the Company or the Investor if the Closing shall not have occurred by June 15, 2013 (the “Outside Date”); provided, that the right to terminate this Agreement under this Section 10(a)(ii) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or prior to such date; provided, however, that the Outside Date shall be extended day-by-day for each day during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement, provided further, however, that the Outside Date shall not be extended past July 15, 2013.

(iii) by the Company,

(A) if there has been a breach of any covenant or a breach of any representation or warranty of the Investor, which breach would cause the failure of any condition precedent set forth in Section 7(b), provided that any such breach of a covenant or representation or warranty is (x) not cured by the Investor within three Business Days after the Company’s delivery of written notice of such breach to the Investor or (y) not capable of cure on or prior to the Outside Date;

(B) upon the occurrence of any event that results in a failure to satisfy any of the conditions set forth in Section 7(b), which failure is not capable of cure on or prior to the Outside Date; provided that all determinations made for the Company prior to the Closing with respect to Section 10(a)(iii)(A) and this Section 10(a)(iii)(B) shall be made by the Special Committee; or

(C) the Special Committee, in the exercise of its fiduciary duties, and in its business judgment, recommends to the Board that the Company consummate an alternative transaction that in the judgment of the Special Committee would be more advantageous for the Company than the Rights Offering, and the Board approves such recommendation.

(iv) by the Investor,

(A) if there has been a breach of any covenant or a breach of any representation or warranty of the Company, which breach would cause the failure of any condition precedent set forth in Section 7(a), provided that any such breach of a covenant or representation or warranty is (x) not cured by the Company within three Business Days after the Investor’s delivery of written notice of such breach to the Company or (y) not capable of cure on or prior to the Outside Date; or

(B) upon the occurrence of any event that results in a failure to satisfy any of the conditions set forth in Section 7(a), which failure is not capable of cure on or prior to the Outside Date; or

(C) the Special Committee, in the exercise of its fiduciary duties, and in its business judgment, recommends to the Board that the Company consummate an alternative transaction that in the judgment of the Special Committee would be more advantageous for the Company than the Rights Offering, and the Board approves such recommendation; or

(b) Upon termination of this Agreement under this Section 10, all rights and obligations of the parties under this Agreement shall terminate without any liability of any party to any other party except that (i) any provision of this Agreement that by its terms survives such termination shall so survive, (ii) no party shall be released from liability for any breach of this Agreement, (iii) in the event the Company terminates this Agreement pursuant to Section 10(a)(iii)(A), the Company shall be entitled to the remedies set forth in Section 8.3 of the Exchange Agreement, (iv) in the event the Company terminates this Agreement pursuant to Section 10(a)(iii)(C) or the Investor terminates this Agreement pursuant to Section 10(a)(iv)(C), the Investor shall be entitled to the remedies set forth in Section 8.4 of the Exchange Agreement, (v) for the avoidance of doubt, any liability or obligation of the Company, Investor or the YAAF Funds, or their respective affiliates, under any agreement other than this Agreement shall remain unchanged and shall be governed by the provisions of such other agreement, and (vi) without limitation to clause (i) above, the covenants and agreements made by the parties hereto in Sections 2(g), Sections 8 through 16, and Sections 18 shall survive indefinitely in accordance with their respective terms. Nothing in this Agreement shall be interpreted to affect the right of any party to specific enforcement in accordance with Section 10.12 of the Exchange Agreement.

11. Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given (and shall be deemed to have been duly given upon receipt) if delivered personally, sent via facsimile transmission (with confirmation), mailed by registered or certified mail (return receipt requested), or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) If to the Company:

Morgans Hotel Group Co.

475 10th Avenue, 11th Floor

New York, NY 10018

Facsimile: 212-277-4172

Electronic mail: david.smail@morganshotelgroup.com

Attention: David W. Smail

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street, NW

Washington, D.C. 20004

Facsimile: 202-637-5910

Electronic mail: bruce.gilchrist@hoganlovells.com

Attention: Bruce W. Gilchrist

and:

(b) If to the Investor:

Yucaipa Aggregator Holdings, LLC

c/o Yucaipa American Alliance Fund II, LLC

9130 W. Sunset Boulevard

Los Angeles, California 90069

Attention: Robert P. Bermingham

Fax: (310) 789-7201

with a copy (which shall not constitute notice) to:

Munger, Tolles & Olson LLP

355 South Grand Avenue

35th Floor

Los Angeles, California 90071

Attention: Judith T. Kitano

Fax: (213) 683-4052

12. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations under this Agreement shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, which consent shall not be unreasonably withheld, conditioned or delayed by the Company; provided that the Company’s failure to consent to an assignment by the Investor to a Company Competitor or Unsuitable Person, as determined in the Company’s reasonable judgment, shall not be deemed to be unreasonable; and provided further that this Agreement and the rights or obligations of the Investor under this Agreement may be assigned, in whole or in part, by the Investor, subject to applicable laws, to one or more affiliates of the Investor (an “Investor Assignee”) without the Company’s prior consent (but with written notice provided within two Business Days after such assignment) so long as such Investor Assignee (i) is not a Company Competitor, (ii) is not an Unsuitable Person and (iii) is a wholly-owned subsidiary of the Investor or any YAAF Fund, which subsidiary is formed as a special purpose or similar entity the sole purpose of which is to perform the transactions contemplated by the Transaction Agreements and to exercise and hold the rights and obligations thereunder. Notwithstanding the foregoing or any other provisions herein, no such assignment shall relieve the assigning party of its obligations hereunder if such assignee fails to perform such obligations. Except as provided in Section 8 with respect to the Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement and nothing set forth in this Agreement shall confer upon or give to, or be construed to confer upon or give to, any other Person (including, without limitation, any affiliate of the Company or any of its respective members, shareholders, partners, directors, employees, officers or creditors or any successor thereto or assign thereof, or any third party claiming by or through any of the foregoing) any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Company to enforce, the obligations of the Investor or its permitted assignees hereunder or any other provisions of this Agreement. Any Indemnified Persons shall be entitled to enforce and rely on the provisions listed in the immediately preceding sentence as if they were a party to this Agreement. For purposes of this Section 12, the term “Company Competitor” means any person engaged directly or indirectly through a direct or indirect subsidiary in the business of operating, licensing, franchising or managing a hotel, hotel brand or lodging system of hotels, and the term “Unsuitable Person” has the meaning set forth in the Delano Hotel Management Agreement (as defined in the Exchange Agreement).

13. Prior Negotiations; Entire Agreement. This Agreement, the Exchange Agreement and the documents and instruments attached as exhibits to and referred to in this Agreement and the Exchange Agreement constitute the entire agreement of the parties with respect to the Rights Offering and supersede all prior agreements, arrangements or understandings, whether written or oral, between the parties with respect to the transactions contemplated hereby.

14. Consent to Jurisdiction; Governing Law; Waiver of Jury Trial

(a) Except for such matters as the parties have agreed in the Exchange Agreement shall be subject to the exclusive jurisdiction of the state courts of Delaware located in Wilmington, Delaware, all actions and proceedings arising out of or relating to this Agreement and the Transaction Agreements shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York, and the parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement or the Transaction Agreements brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the Transaction Agreements or the transactions contemplated by this Agreement or the Transaction Agreements may not be enforced in or by any of the above-named courts.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY TRANSACTION AGREEMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTION AGREEMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(C).

15. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

16. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by all the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor shall any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity. All determinations made for the Company prior to the Closing with respect to this Section 16 shall be made by the Special Committee.

17. Adjustment to Shares. Prior to the consummation of the transactions at the Closing, and except as may be required to implement the transactions contemplated by this Agreement or the provisions of the Stockholder Protection Rights Agreement in effect on the date hereof, the Company shall not, without the prior written consent of the Investor, effect a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction with respect to any shares of its capital stock.

18. Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

MORGANS HOTEL GROUP CO.

By:	/s/ Richard Szymanski
Name: Richard Szymanski
Title: Chief Financial Officer

[Signature Page – Investment Agreement]

YUCAIPA AGGREGATOR HOLDINGS, LLC

By:	/s/ Robert P. Bermingham
Name: Robert P. Bermingham
Title: Vice President

YUCAIPA AMERICAN ALLIANCE FUND II, L.P.

By: Yucaipa American Alliance Fund II, LLC Its: General Partner

By:	/s/ Robert P. Bermingham
Name: Robert P. Bermingham
Title: Vice President

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P.

By: Yucaipa American Alliance Fund II, LLC Its: General Partner

By:	/s/ Robert P. Bermingham
Name: Robert P. Bermingham
Title: Vice President

[Signature Page – Investment Agreement]

ANNEX A

Form of Registration Rights Agreement

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and between

MORGANS HOTEL GROUP CO.

and

YUCAIPA AMERICAN ALLIANCE FUND II, L.P.,

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P.,

and

YUCAIPA AGGREGATOR HOLDINGS, LLC

Dated as of March 30, 2013

i

11. Miscellaneous	16
(a) Notices	16
(b) No Waivers	17
(c) Expenses	17
(d) Successors and Assigns	17
(e) Governing Law	18
(f) Jurisdiction	18
(g) Waiver of Jury Trial	18
(h) Counterparts; Effectiveness	18
(i) Entire Agreement	18
(j) Captions	18
(k) Severability	19
(l) Amendments	19
(m) Equitable Relief	19
(n) Construction	19

ii

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of March 30, 2013, by and between Morgans Hotel Group Co., a Delaware corporation (the “Company”), and Yucaipa American Alliance Fund II, L.P., a Delaware limited partnership (“YAAF II”), Yucaipa American Alliance (Parallel) Fund II, L.P., a Delaware limited partnership (“YAAF II-P”, and together with YAAF II, the “YAAF Funds”) and Yucaipa Aggregator Holdings, LLC, a Delaware limited liability company (the “Investor”, and together with the YAAF Funds, the “Securityholders”).

Unless otherwise specified herein, capitalized terms used herein shall have the meanings assigned to such terms in the Investment Agreement (the “Investment Agreement”), dated as of the date hereof, by and among the Company and the Investor.

In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Certain Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“Blackout Period” has the meaning set forth in Section 6(f) hereof.

“Commencement Date” means the Closing Date as such term is defined in the Investment Agreement.

“Company” has the meaning set forth in the introductory paragraph.

“Delay Period” has the meaning set forth in Section 2(d) hereof.

“Demand Registration” has the meaning set forth in Section 2(a) hereof.

“Demand Registration Statement” has the meaning set forth in Section 2(a) hereof.

“Existing Shelf” has the meaning set forth in Section 4(a) hereof.

“Form S-3” means a registration statement on Form S-3 under the Securities Act or such successor form thereto permitting registration of securities under the Securities Act.

“Holder” means each Securityholder to the extent that such Securityholder (or any wholly-owned subsidiary thereof) is the holder of record of Registrable Common Stock. For purposes of this Agreement, the Company may deem and treat the registered holder of Registrable Common Stock as the absolute owner thereof, and the Company shall not be affected by any notice to the contrary.

“NASDAQ” means The Nasdaq Stock Market LLC.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, governmental entity or any other entity.

“Piggyback Registration” has the meaning set forth in Section 3(a) hereof.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Common Stock covered by such Registration Statement and by all other amendments and supplements to such prospectus or prospectuses, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Common Stock” means (a) any shares of Common Stock issued and sold to the Investor pursuant to the Investment Agreement and held of record by a Holder, (b) any securities of the Company issued or issuable with respect to such shares of Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, and (c) any other shares of Common Stock held of record by a Securityholder (or any wholly-owned subsidiary thereof) provided that such Securityholder is not in breach of its standstill obligations under Section 5.10 of the Exchange Agreement.

“Registration Expenses” has the meaning set forth in Section 7(a) hereof.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Common Stock pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“S-3 Registration” has the meaning set forth in Section 4 hereof.

“Securityholder” has the meaning set forth in the introductory paragraph hereof.

2

“Suspension Notice” has the meaning set forth in Section 6(f) hereof.

“Termination Date” means the date upon which all the Registrable Common Stock may be sold in any three-month period without registration under the Securities Act.

“underwritten offering” means a registered offering in which securities of the Company are sold to underwriters for reoffering to the public.

2. Demand Registrations.

(a) Right to Request Registration. Subject to the provisions hereof, beginning on the applicable Commencement Date, one or more Holders may at any time request registration for resale under the Securities Act of all or part of the Registrable Common Stock separate from an S-3 Registration (a “Demand Registration”); provided, that (based on the closing sale price of the Common Stock as reported on NASDAQ on the date of the Company’s receipt of such request) the number of shares of Registrable Common Stock included in the Demand Registration would yield gross proceeds to the Holder(s) requesting such Demand Registration of at least $30,000,000 unless the aggregate value (based on such closing sale price) of the Registrable Common Stock held by the Holder(s) requesting such Demand Registration is less than $30,000,000 but greater than $15,000,000, in which case the Demand Registration shall be for all of the Registrable Common Stock of the Holder(s) requesting such Demand Registration. Subject to Section 2(d) hereof, the Company shall use its reasonable best efforts (i) to file a Registration Statement (a “Demand Registration Statement”) registering for resale such number of shares of Registrable Common Stock as requested to be so registered within 30 days of a Holder’s request therefor and (ii) to cause such Demand Registration Statement to be declared effective by the SEC as soon as practicable thereafter.

(b) Number of Demand Registrations. Subject to the limitations of Section 2(a) hereof, the Holders shall be entitled to request an aggregate of three Demand Registrations. A Registration Statement shall not count as a permitted Demand Registration unless and until it has become effective and the Holder(s) requesting such Demand Registration are able to register and sell at least 50% of the Registrable Common Stock requested to be included in such registration.

(c) Participation Rights of Holders. Whenever the Company shall be requested by one or more Holders to effect a Demand Registration pursuant to Section 2(a) hereof, the Company shall promptly (but not later than 5 days after receiving such request) give written notice of such requested Demand Registration to each other Holder that has provided contact information to the Company prior thereto. Such notice shall inform Holders that they have 10 days to notify the Company in writing as provided in Section 11(a) hereof that they wish to participate in such proposed Demand Registration. The Company shall include in such Demand Registration the shares of Common Stock of any Holder who irrevocably notifies the Company on or prior to such 10th day that the Holder has elected to include such shares of Common Stock in such Demand Registration.

3

(d) Priority on Demand Registrations. The Company may include Common Stock other than Registrable Common Stock in a Demand Registration on the terms provided below, and, if such Demand Registration is an underwritten offering, only with the consent of the managing underwriters of such offering. If the managing underwriters of the requested Demand Registration advise the Company and the Holder(s) requesting such Demand Registration that in their opinion the number of shares of Common Stock proposed to be included in the Demand Registration exceeds the number of shares of Common Stock which can be sold in such underwritten offering and/or the number of shares of Common Stock proposed to be included in such registration would adversely affect the price per share of the Registrable Common Stock proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration (i) first, the number of shares of Common Stock that the Holder(s) requesting such Demand Registration propose to sell, and (ii) second, the number of shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Company and/or other holders of Common Stock) allocated among such Persons in such manner as they may agree.

(e) Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration on behalf of a Holder within six months after the effective date of any Demand Registration, Piggyback Registration wherein such Holder was permitted to register, and actually sold, at least 50% of the shares of Registrable Common Stock requested to be included therein or S-3 Registration. The Company may (i) withdraw a Registration Statement previously filed (but not declared effective) pursuant to a Demand Registration or S-3 Registration or postpone for up to 90 days the filing of a Registration Statement for a Demand Registration or S-3 Registration if, based on the good faith judgment of the Company, such postponement or withdrawal would avoid premature disclosure of a matter the Company has determined would not be in the best interest of the Company to be disclosed at such time or (ii) postpone the filing of a Demand Registration or S-3 Registration in the event the Company shall be required to prepare (A) audited financial statements as of a date other than its fiscal year end (unless the Holder(s) requesting such registration agree to pay the reasonable expenses of such an audit) or (B) pro forma financial statements that are required to be included in such Registration Statement; provided, however, that in no event shall the Company withdraw a Registration Statement under clause (i) after such Registration Statement has been declared effective; and provided further, however, that in any of the events described in clause (i) or (ii) above, the Holder(s) requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations. The Company shall provide written notice to the Holder(s) requesting a Demand Registration of (x) any postponement or withdrawal of the filing or effectiveness of a Registration Statement pursuant to this Section 2(e), (y) the Company’s decision to file or seek effectiveness of such Registration Statement following such withdrawal or postponement and (z) the effectiveness of such Registration Statement, which notice, if it relates to clause (x) above, shall include the reasons therefor if the Holder(s) requesting such Demand Registration shall have previously executed a confidentiality agreement satisfactory to the Company in respect thereof. The Company may defer the filing of a particular Registration Statement pursuant to this Section 2(e) only once during any six-month period. The period during which filing or effectiveness is so postponed hereunder is referred to as a “Delay Period.”

4

(f) Selection of Underwriters. If any of the Registrable Common Stock covered by a Demand Registration is to be sold in an underwritten offering, the Company will select one joint bookrunning managing underwriter from the list of investment banks set forth on Schedule I and the Holder(s) participating in such Demand Registration will select the other joint bookrunning managing underwriter from the list of investment banks set forth on Schedule I. The list of investment banks on Schedule I may be amended from time to time by mutual agreement of the Holders and the Company. Any additional underwriters shall be selected by mutual agreement of the Holders, on the one hand, and the Company, on the other hand.

(g) Other Registration Rights. The Company shall not grant to any Person the right to request the Company (i) to register any shares of Common Stock in a Demand Registration that includes Registrable Common Stock unless such rights are consistent with the provisions hereof, or (ii) to register any securities of the Company (other than shares of Common Stock) in a Demand Registration that includes Registrable Common Stock.

(h) Effective Period of Demand Registrations. Upon the date of effectiveness of any Demand Registration for an underwritten offering contemplated to be consummated at the time of effectiveness of the Demand Registration, the Company shall use its reasonable best efforts to keep such Demand Registration Statement effective for a period equal to 15 business days from the date of commencement of the sale of Registrable Common Stock in such underwritten offering or such shorter period which shall terminate when all of the Registrable Common Stock covered by such Demand Registration has been sold pursuant to such Demand Registration. If the Company shall withdraw any Demand Registration pursuant to Section 2(d) hereof or issue a Suspension Notice pursuant to Section 6(f) hereof within such 15 business day period and before all of the Registrable Common Stock covered by such Demand Registration has been sold pursuant thereto, the Holder(s) requesting such Demand Registration shall be entitled to a replacement Demand Registration which shall be subject to all of the provisions of this Agreement.

3. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its Common Stock under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto), whether for its own account or for the account of one or more stockholders of the Company and the form of registration statement to be used may be used for any registration of Registrable Common Stock (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than 10 days prior to the filing of such registration statement) to the Holders of its intention to effect such a registration and, subject to Section 3(b) hereof, shall include in such registration statement all Registrable Common Stock with respect to which the Company has received written requests for inclusion therein from the Holders within 8 days after the Holders’ receipt of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2 of this Agreement or an S-3 Registration for purposes of Section 4 of this Agreement.

5

(b) Priority on Primary Piggyback Registrations. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters advise the Company and the Holders (if any Holders have elected to include Registrable Common Stock in such Piggyback Registration) that in their opinion the number of shares of Common Stock proposed to be included in such registration exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the number of shares of Common Stock that the Company proposes to sell, and (ii) second, the number of shares of Common Stock requested to be included therein by holders of Common Stock, including the Holders (if any Holders have elected to include Registrable Common Stock in such Piggyback Registration), pro rata among all such holders on the basis of the number of shares of Common Stock requested to be included therein by all such holders or as such holders may otherwise agree.

(c) Priority on Secondary Piggyback Registrations. If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Stock other than Registrable Common Stock, and the managing underwriters advise the Company that in their opinion the number of shares of Common Stock proposed to be included in such registration exceeds the number of shares of Common Stock that can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, then the Company shall include in such registration (i) first, the number of shares of Common Stock requested to be included therein by the holder(s) requesting such registration, (ii) second, the number of shares of Common Stock requested to be included therein by other holders of Common Stock, including the Holders (if any Holders have elected to include Registrable Common Stock in such Piggyback Registration), pro rata among such holders on the basis of the number of shares of Common Stock requested to be included therein by such holders or as such holders may otherwise agree, and (iii) third, the number of shares of Common Stock that the Company proposes to sell.

(d) Selection of Underwriters . If any Piggyback Registration is initiated as a primary underwritten offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

(e) Other Registration Rights. The Company shall not grant to any Person the right to request the Company (i) to register any shares of Common Stock in a Piggyback Registration that includes Registrable Common Stock unless such rights are consistent with the provisions hereof, or (ii) to register any securities of the Company (other than shares of Common Stock) in a Piggyback Registration that includes Registrable Common Stock.

6

4. S-3 Registrations.

(a) Right to Request Registration. At any time that the Company is eligible to use Form S-3 or any successor thereto, and the Company does not have an effective Shelf Registration Statement on Form S-3 on file with the SEC covering the Registrable Common Stock (an “Existing Shelf”), then each Holder shall be entitled to request that the Company file a Registration Statement on Form S-3 or any successor thereto for a public offering of all or any portion of the Registrable Common Stock pursuant to Rule 415 promulgated under the Securities Act or otherwise. Upon such request, the Company shall use its reasonable best efforts (i) to file a Registration Statement covering the number of shares of Registrable Common Stock specified in such request under the Securities Act on Form S-3 or any successor thereto (together with the Existing Shelf, an “S-3 Registration”) for public sale in accordance with the method of disposition specified in such request within 30 days of the such Holder’s request therefor and (ii) to cause such S-3 Registration to be declared effective by the SEC as soon as reasonably practicable thereafter. A Holder shall be entitled, upon not less than 24 hours (given on a business day and effective at the same time on the next business day) prior written notice to the Company in the manner provided below, to sell such Registrable Common Stock as are then registered pursuant to such Registration Statement (each, a “Shelf Takedown”). The Holder shall be entitled to request that one such Shelf Takedown shall be an underwritten offering; provided, that (based on the closing sale price of the Common Stock as reported on NASDAQ on the date of the Company’s receipt of such request) the number of shares of Registrable Common Stock included in such Shelf Takedown would yield gross proceeds to the Holder(s) requesting such Shelf Takedown of at least $25,000,000. Each Holder also shall give the Company prompt written notice of the consummation of such Shelf Takedown. A notice of a proposed Shelf Takedown pursuant to this Section shall be given by e-mail and facsimile transmission to the Company’s Chief Financial Officer, with a copy to designated counsel, as provided in Section 11(a) hereof, and shall be effective when receipt of such notice has been confirmed telephonically. The Company agrees to waive such 24-hour notice period if at the time such notice is effective, the Prospectus included in the Registration Statement related to the Registrable Common Stock proposed to be sold in the Shelf Takedown does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Priority on Shelf Takedowns. The Company may include Common Stock other than Registrable Common Stock in a Shelf Takedown on the terms provided below, and, if such Shelf Takedown is an underwritten offering, only with the consent of the managing underwriters of such offering. If the managing underwriters of the requested Shelf Takedown advise the Company and the Holder(s) participating in such Shelf Takedown that in their opinion the number of shares of Common Stock proposed to be included in any Shelf Takedown (1) exceeds the number of shares of Common Stock which can be sold in such underwritten offering or (2) would adversely affect the price per share of the Registrable Common Stock proposed to be sold in such underwritten offering, the Company shall include in such Shelf Takedown only the number of shares of Common Stock which in the opinion of such managing underwriters can be sold. If the number of shares of Common Stock which can be sold is less than the number of shares of Common Stock proposed to be registered, the amount of Common Stock to be so sold shall be allocated pro rata among the holders of Common Stock desiring to participate in such Shelf Takedown on the basis of the number of shares of Common Stock initially proposed to be registered by such holders or as such holders may otherwise agree.

7

(c) Selection of Underwriters. If any of the Registrable Common Stock covered by an S-3 Registration is to be sold in an underwritten offering, the Company will select one joint bookrunning managing underwriter from the list of investment banks set forth on Schedule I and the Holder(s) participating in such S-3 Registration will select the other joint bookrunning managing underwriter the list of investment banks set forth on Schedule I. Any additional underwriters shall be selected by mutual agreement of the Holders, on the one hand, and the Company, on the other hand.

(d) Other Registration Rights. The Company shall not grant to any Person the right to request the Company (i) to register any shares of Common Stock in an S-3 Registration that includes Registrable Common Stock unless such rights are consistent with the provisions hereof, or (ii) to register any securities of the Company (other than shares of Common Stock) in an S-3 Registration that includes Registrable Common Stock.

5. Holdback Agreements.

As long as any Holder is the beneficial owner of five percent or more of the outstanding Common Stock of the Company, such Holder agrees not to sell, transfer, hedge the beneficial ownership of (but shall not be required to unwind any existing hedged position) or otherwise dispose of any shares of Common Stock (or other securities of the Company) held by it for a period equal to the lesser of (i) 90 days following the date of a prospectus or prospectus supplement, as applicable, relating to a sale of shares of Common Stock (or other securities of the Company) in an underwritten offering registered under the Securities Act or (ii) such shorter period as the managing underwriters of such underwritten offering shall agree to. Such agreement shall be in writing in form satisfactory to the Company and the managing underwriters. The Company may impose stop-transfer instructions with respect to the shares of Registrable Common Stock (or other securities) subject to the foregoing restriction until the end of said period. The foregoing restrictions shall not apply to (i) the exercise of any warrants or stock options to purchase shares of capital stock of the Company (provided that such limitation does not affect limitations on any actions specified in the first sentence of this Section 5 with respect to the shares issuable upon such exercise), (ii) transfers to Affiliates where the transferee agrees to be bound by the terms hereof, (iii) the participation in the filing of a registration statement with the SEC, including, without limitation, any S-3 Registration hereunder, or (iv) the shares of Registrable Common Stock included in the underwritten offering giving rise to the application of this Section 5. Notwithstanding the foregoing, the holdback arrangement set forth in this Section 5 shall not apply to any offering and sale of shares of Common Stock that is registered on Form S-8 or Form S-4.

8

6. Registration Procedures.

(a) Whenever the Holder(s) requests that any Registrable Common Stock be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Common Stock in accordance with the intended methods of disposition thereof, and, pursuant thereto, the Company shall as soon as reasonably practicable use its reasonable best efforts to:

(i) subject to Section 2(a) and Section 4 hereof, prepare and file with the SEC a Registration Statement with respect to such Registrable Common Stock and cause such Registration Statement to become effective as soon as reasonably practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by the Holders, the exhibits incorporated by reference, and the Holders shall have the opportunity to object to any information pertaining to the Holders that is contained therein and the Company will make the corrections reasonably requested by the Holders with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

(ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than (A) 15 business days, in the case of a Demand Registration as provided in Section 2(h) hereof, or (B) the earlier of 2 years or the Termination Date in the case of an S-3 Registration, and no longer than is necessary to complete the distribution of the Common Stock covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all the Common Stock covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii) furnish to each seller of Registrable Common Stock the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Common Stock owned by such seller;

(iv) register or qualify such Registrable Common Stock under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Common Stock owned by such seller (provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

9

(v) notify each seller of such Registrable Common Stock, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Common Stock, such Prospectus shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vi) in the case of an underwritten offering on behalf of the Holder(s) pursuant to a Demand Registration, Piggyback Registration or an S-3 Registration, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the Holder(s) or the managing underwriters of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Common Stock (including, without limitation, making members of senior management of the Company available to participate in “road-show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Common Stock)) and cause to be delivered to the underwriters opinions of counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the managing underwriters may request and addressed to the underwriters;

(vii) to the extent not prohibited by applicable law or pre-existing applicable contractual restrictions, (A) make available, for inspection by the Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, (B) cause the Company’s officers and employees to supply all information reasonably requested by the Holders or such underwriter or attorney in connection with such Registration Statement, and (C) make the Company’s independent registered public accounting firm available for any such underwriter’s due diligence;

(viii) cause all such Registrable Common Stock to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if no such similar securities are then listed, on NASDAQ or a national securities exchange selected by the Company;

(ix) provide a transfer agent and registrar for all such Registrable Common Stock not later than the effective date of such Registration Statement;

10

(x) if requested, cause to be delivered at the time of delivery of any Registrable Common Stock sold pursuant to a Registration Statement, letters from the Company’s independent registered public accounting firm addressed to each selling Holder (unless such selling Holder does not provide to such accountants the appropriate representation letter required by rules governing the accounting profession) and each underwriter, if any, stating that such accountants are independent within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of independent registered public accounting firms delivered in connection with primary or secondary underwritten public offerings, as the case may be;

(xi) make generally available to its stockholders a consolidated earnings statement (which need not be audited) for the 12 months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earnings statement under Section 11(a) of the Securities Act; and

(xii) promptly notify the Holders and the underwriter or underwriters, if any:

(1) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(2) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(3) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Common Stock for sale under the applicable securities or blue sky laws of any jurisdiction.

(b) The Company represents and warrants that no Registration Statement (including any amendments thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and no Prospectus (including any supplements thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, except for any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of the Holders specifically for use therein.

11

(c) The Company shall make available to the Holders such number of copies of a Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as the Holders may reasonably request in order to facilitate the disposition of the Registrable Common Stock owned by the Holders. The Company will promptly notify the Holders requesting registration for Registrable Common Stock of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as reasonably practicable and shall file an acceleration request as soon as reasonably practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

(d) At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of the Securities Act, the Company shall use its reasonable best efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and use its reasonable best efforts to take such further action as the Holders may reasonably request, all to the extent required to enable the Holders to be eligible to sell Registrable Common Stock pursuant to Rule 144 (or any similar rule then in effect).

(e) The Company may require each seller of Registrable Common Stock as to which any registration is being effected to furnish to the Company any other information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

(f) Each seller of Registrable Common Stock agrees by having its stock treated as Registrable Common Stock hereunder that, upon written notice of the happening of any event as a result of which the Prospectus included in such Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (a “Suspension Notice”), such seller will forthwith discontinue disposition of Registrable Common Stock for a reasonable length of time not to exceed 60 days until such seller is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 6(a)(v) hereof, and, if so directed by the Company, such seller will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such seller’s possession, of the Prospectus covering such Registrable Common Stock current at the time of receipt of such notice; provided, however, that such postponement of sales of Registrable Common Stock by the Holders shall not exceed 150 days in the aggregate in any one year. If the Company shall give any notice to suspend the disposition of Registrable Common Stock pursuant to a Prospectus, the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such seller either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 6(a)(v) hereof (a “Blackout Period”). In any event, the Company shall not be entitled to deliver more than four Suspension Notices in any one year.

12

(g) Each Holder agrees that it will comply with any applicable requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement, and with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to this Agreement.

7. Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent registered public accounting firms and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but, not including any underwriting discounts or commissions attributable to the sale of Registrable Common Stock or fees and expenses of counsel representing the Holders), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

(b) The obligation of the Company to bear the expenses described in Section 7(a) hereof shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur; provided, however, that Registration Expenses for any Registration Statement withdrawn solely at the request of the Holders (unless withdrawn following postponement of filing by the Company in accordance with Section 2(d) or Section 3(a) hereof) or any supplements or amendments to a Registration Statement or Prospectus resulting from a misstatement furnished to the Company by the Holders shall be borne by such Holders. If any Registration Statement is withdrawn (unless such withdrawal is solely at the request of the Holders), the Company shall reimburse the Holders for their reasonable legal fees and related disbursements in connection with such withdrawn Registration Statement.

13

8. Indemnification.

(a) The Company shall indemnify, to the fullest extent permitted by law, the Holders and each Person who controls the Holders (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as the same are made in reliance and in conformity with information furnished in writing to the Company by a Holder expressly for use therein or caused by a Holder’s failure to deliver to the Holder’s immediate purchaser a copy of the Registration Statement, Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished the Holders with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Common Stock. In connection with an underwritten offering, the Company shall indemnify such underwriters and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

(b) In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus or free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) and, shall indemnify, to the fullest extent permitted by law, the Company, its officers, directors and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that the same are made in reliance and in conformity with information furnished in writing to the Company by such Holder expressly for use therein or caused by such Holder’s failure to deliver to such Holder’s immediate purchaser a copy of the Registration Statement, Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Common Stock; provided, however, that the liability of a Holder shall be in proportion to and limited to the net amount received by such Holder from the sale of Registrable Common Stock pursuant to such Registration Statement.

14

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(e) If the indemnification provided for in or pursuant to this Section 8 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding anything to the contrary herein, in no event shall the liability of a Holder be greater in amount than the amount of net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 8(a) or 8(b) hereof had been available under the circumstances.

9. Participation in Underwritten Registrations.

No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

15

10. Rule 144.

The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and use its reasonable best efforts to take such further action as the Holders may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable the Holders to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

11. Miscellaneous.

(a) Notices. Except as otherwise provided herein, all notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or sent postage prepaid by a nationally recognized overnight courier service (with tracking capability) or by facsimile transmission (with immediate telephone confirmation thereafter),

If to the Company:

Morgans Hotel Group Co.

475 Tenth Avenue

New York, New York 10018

Attention: Chief Financial Officer

Facsimile: (212) 277-4201

E-mail: richard.szymanski@morganshotelgroup.com

with a copy to (which shall not constitute notice):

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street, NW

Washington, DC 20004

Facsimile: (202) 333-2248

Attention: Bruce W. Gilchrist, Esq.

E-mail: bruce.gilchrist@hoganlovells.com

16

If to a Securityholder:

c/o Yucaipa American Alliance Fund II, LLC

9130 W. Sunset Boulevard

Los Angeles, California 90069

Attention: Robert P. Bermingham

with a copy (which shall not constitute notice) to:

Munger, Tolles & Olson LLP

355 South Grand Avenue

35th Floor

Los Angeles, California 90071

Attention: Judith T. Kitano

Fax: (213) 683-4052

Email: judith.kitano@mto.com

or at such other address as such party each may specify by written notice to the others, and, except as otherwise provided herein, each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by a nationally recognized overnight courier service (with tracking capability), upon its receipt.

(b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) Expenses. Except as otherwise provided for herein or otherwise agreed to in writing by the parties, all costs and expenses incurred in connection with the preparation of this Agreement shall be paid by the Company.

(d) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, it being understood that subsequent holders of the Registrable Common Stock are intended third party beneficiaries hereof. Without limitation of the foregoing sentence, each Securityholder shall be permitted to assign its registration rights as a Securityholder hereunder to any person to whom such Securityholder transfers 2,000,000 shares or more of Registrable Securities (subject to equitable adjustment in the event of any stock split, subdivision, dividend or distribution payable in or convertible into shares of Common Stock, combination or similar recapitalization or event, in each case, occurring after the Commencement Date); provided, that (x) the Company is given prior written notice of the assignment, stating the name and address of the assignee and identifying the Registrable Securities with respect to which such registration rights are being assigned, and (y) such assignee agrees in writing to be bound by subject to the provisions of this Agreement mutatis mutandis as if the assignee were a party hereto.

17

(e) Governing Law. The internal laws of the State of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

(f) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby must be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11(a) shall be deemed effective service of process on such party.

(g) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(h) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

(i) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof, including, from and after the Commencement Date only, the Registration Rights Agreement, dated as of October 15, 2009 (the “2009 Agreement”), by and between the Registrant and Yucaipa American Alliance Fund II, L.P., Yucaipa American Alliance (Parallel) Fund II, L.P. and Yucaipa American Alliance Fund II, LLC; provided, however, that the 2009 Agreement shall remain in full force and effect in accordance with its terms unless and until the Commencement Date occurs.

(j) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

18

(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(l) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Company and the Securityholders.

(m) Equitable Relief. The parties hereto agree that legal remedies would be inadequate to enforce the provisions of this Agreement against the Company and that, in the event of a breach of this Agreement by the Company, the Securityholders shall be permitted to enforce the provisions of this Agreement against the Company by means of equitable relief, including specific performance and injunctive relief.

(n) Construction. The parties hereto acknowledge that each party and its counsel have participated in the negotiation and preparation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. Every covenant, term and provision of this Agreement shall be construed according to its fair meaning and not strictly for or against any party hereto.

[Execution Page Follows]

19

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

MORGANS HOTEL GROUP CO.

By:
Name: Richard Szymanski
Title: Chief Financial Officer

[Securityholder signatures on following page.]

[Signature Page – Registration Rights Agreement]

SECURITYHOLDERS:

YUCAIPA AGGREGATOR HOLDINGS, LLC

By:
Name: Robert P. Bermingham
Title: Vice President

YUCAIPA AMERICAN ALLIANCE FUND II, L.P.

By: Yucaipa American Alliance Fund II, LLC Its: General Partner

By:
Name: Robert P. Bermingham
Title: Vice President

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P.

By: Yucaipa American Alliance Fund II, LLC Its: General Partner

By:
Name: Robert P. Bermingham
Title: Vice President

[Signature Page - Registration Rights Agreement]

Schedule I

Bank of America Securities LLC [Merrill Lynch]

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Jefferies & Company, Inc. [with respect to an offering with aggregate value less than $50 million]

Wells Fargo Securities, LLC [Wachovia]

J.P. Morgan Securities LLC

Barclays Capital Inc.

SCHEDULE A

The Rights Offering will trigger (i) the convertibility of the 2.375% Senior Subordinated Convertible Notes due 2014 (the “Convertible Notes”) pursuant to Section 4.01(a)(iii) of the Indenture, dated as of October 17, 2007, by and among the Company, Morgans Group LLC and The Bank of New York, as trustee, if the Subscription Price is less than the closing price of the Company’s shares of common stock on the trading day immediately preceding the Company’s announcement of the Rights Offering and (ii) adjustments to the conversion rate for the Convertible Notes, as set forth in Section 4.06 of the Indenture.

The Rights Offering will trigger anti-dilution adjustments required under Section 17.1 of the Company’s Amended and Restated 2007 Omnibus Incentive Plan, as amended (the “Plan”), and related award agreements, pursuant to which the Company has determined to take the following actions:

•

issue, upon consummation of the Rights Offering, to each Holder of RSUs or LTIP Units, a number of additional RSUs or LTIP Units (the “Award Adjustments”), as the case may be, equal to (x) the number of RSUs or LTIP Units, as the case may be, held by such Holder immediately prior to the Record Date for the Rights Offering times (y) the weighted average daily closing price of the Rights on Nasdaq, based on trading volume, for the period during which the Rights are traded on Nasdaq divided by (z) the weighted average daily closing price of the Common Stock on Nasdaq, based on trading volume, for the period during which the Rights are traded on Nasdaq. Any fractional shares of Common Stock resulting from calculations of the Award Adjustments shall be eliminated by rounding up to the nearest whole share, and all additional RSUs and LTIP Units issued to a holder pursuant to the Award Adjustments shall be subject to the same vesting schedule and other terms, on a pro rata basis, as the RSUs and LTIP Units held by such Holder as of the Record Date; and

•

adjust the exercise price of all options (but not the number of shares issuable upon exercise of options) to purchase shares of the Company’s Common Stock outstanding as of the close of business on the Record Date in accordance with the following formula:

EP1	=	EP0 x (OS0+X)/(OS0+Y)

Where

EP0	=	the Exercise Price in effect immediately prior to the adjustment relating to the Rights Offering

EP1	=	the new Exercise Price taking such event into account

OS0	=	the number of shares of Common Stock outstanding on the record date for the Rights Offering

X	=	a number of shares of Common Stock equal to the quotient of (A) the aggregate price paid upon exercise of the Rights, divided by (B) the average of the Closing Prices of the Common Stock for the 10 consecutive Trading Days prior to the Business Day immediately preceding the date of announcement the Rights Offering.

Y	=	the total number of shares of Common Stock issued upon exercise of the Rights

A-1